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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): May 7, 2001



                          PHILIP MORRIS COMPANIES INC.
             (Exact name of registrant as specified in its charter)




          Virginia                      1-8940           13-3260245
(State or other jurisdiction       (Commission         (I.R.S. Employer
       of incorporation)           File Number)        Identification No.)



120 Park Avenue, New York, New York                      10017-5592
 (Address of principal executive offices)                  (Zip Code)



   Registrant's telephone number, including area code:         (917) 663-5000


         (Former name or former address, if changed since last report.)


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Item 5.  Other Events.

     On May 7, 2001, Philip Morris Companies Inc. (the "Company") announced that its domestic tobacco subsidiary, Philip Morris Incorporated ("Philip Morris USA"), together with certain other Engle defendants ("Participating
                                   -----
Defendants"), as obtained trial court approval of a Stipulation and Agreed Order Regarding Stay of Execution Pending Review and Related Matters (the "Stipulation") between Philip Morris USA and the plaintiffs and the plaintiff class in the Engle smoking and health class action in Florida. The Stipulation
             -----
provides that execution or enforcement of the punitive damages component of the judgment in the Engle class action will remain stayed against Philip Morris USA
                -----
and the other Participating Defendants through the completion of all judicial review.

     As a result of the Stipulation and in addition to the $100 million bond it has already posted, Philip Morris USA will put $1.2 billion into an interest bearing escrow account. Should Philip Morris USA prevail in its appeal of the case, both amounts would return to Philip Morris USA. Philip Morris USA will also place an additional $500 million into a separate interest bearing escrow account. If Philip Morris USA prevails in its appeal, this amount would be paid to the court and the court will determine how to allocate or distribute it consistent with the Florida Rules of Civil Procedure.

     The Company will restate its consolidated earnings for the first quarter of 2001 to reflect a $500 million pre-tax charge to earnings. The charge is expected to be approximately $300 million on an after-tax basis. The charge does not affect the Company's underlying net earnings for the first quarter of 2001.

     The restatement of first quarter earnings will not affect the Company's previously disclosed projected growth rates for 2001 underlying earnings per share and underlying cash earnings per share. However, the impact of adverse currency, as well as other factors described in the Forward-Looking and Cautionary Statements included in this Form 8-K, will continue to be a risk to these projections.

     The Stipulation is attached as Exhibit 99.2 to this Form 8-K and the foregoing is qualified in all respects by reference thereto. The Company's Form 10-Q for the quarter ended March 31, 2001, will include a further description of the accounting treatment for the Stipulation.
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                   Forward-Looking and Cautionary Statements
                   -----------------------------------------

        The Company and its representatives may from time to time make written or oral forward-looking statements, including statements contained in the Company's filings with the Securities and Exchange Commission and in its reports to stockholders. One can identify these forward-looking statements by use of words such as "strategy," "expects," "plans," "believes," "will," "estimates," "intends," "projects," "goals," "target" and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby identifying important factors that could cause actual results and outcomes to differ materially from those contained in any forward-looking statement made by or on behalf of the Company. Any such statement is qualified by reference to the following cautionary statements.

        The tobacco industry continues to be subject to health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke, legislation, including actual and potential excise tax increases, increasing marketing and regulatory restrictions, governmental regulation, privately imposed smoking restrictions, governmental and grand jury investigations, litigation, including risks associated with adverse jury and judicial determinations, courts reaching conclusions at variance with the Company's understanding of applicable law, bonding requirements and the absence of adequate appellate remedies to get timely relief from any of the foregoing, and the effects of price increases related to concluded tobacco litigation settlements and excise tax increases on consumption rates. Each of the Company's consumer products subsidiaries is subject to intense competition, changes in consumer preferences, the effects of changing prices for its raw materials and local economic conditions. Their results are dependent upon their continued ability to promote brand equity successfully, to anticipate and respond to
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new consumer trends, to develop new products and markets and to broaden brand portfolios, in order to compete effectively with lower priced products in a consolidating environment at the retail and manufacturing levels, and to improve productivity. In addition, Philip Morris International Inc., Kraft Foods International, Inc. and Kraft Foods North America, Inc. are subject to the effects of foreign economies and the related shifts in consumer preferences, and currency movements. Developments in any of these areas, which are more fully described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, could cause the Company's results to differ materially from results that have been or may be projected by or on behalf of the Company. The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of the Company.
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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) and (b) Historical Financial Statements and Pro Forma Financial Information:

        Not applicable.

(c)     Exhibits.

        99.1  Press Release.

        99.2 Stipulation and Agreed Order Regarding Stay of Execution Pending Review and Related Matters.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     PHILIP MORRIS COMPANIES INC.



                                 By:  /s/  G. PENN HOLSENBECK
                                      --------------------------
                                      Name: G. Penn Holsenbeck
                                      Title:   Vice President, Associate
                                               General Counsel and Corporate
                                               Secretary



DATE:  May 7, 2001
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                                 EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

99.1           Press Release.

99.2 Stipulation and Agreed Order Regarding Stay of Execution Pending Review and Related Matters.